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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

AVANIR Pharmaceuticals:

We consent to the incorporation by reference in this Registration Statement of AVANIR Pharmaceuticals on Form S-8 of our report dated December 24, 2002, appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2002.

/s/ Deloitte & Touche LLP

San Diego, California
September 10, 2003